EXHIBIT 31.1

CERTIFICATION

I, Dallas Talley, certify that:

1. I have reviewed this report on Form 10-KSB of Capacitive Deionization Technology Systems, Inc.;

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 26, 2005

/s/ Dallas Talley
Dallas Talley
Chairman of the Board and
Chief Executive Officer